EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Garnik Giloyan, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the Quarterly Report on Form 10-Q of Logoom Technologies Inc. for the interim period ended September 30, 2026 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Logoom Technologies Inc.

Dated: October 22, 2026

/s/Garnik Giloyan
Garnik Giloyan
President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, and Director
(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Logoom Technologies Inc.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Logoom Technologies Inc. and will be retained by Logoom Technologies Inc. and furnished to the Securities and Exchange Commission or its staff upon request.